                              FEDDERS CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
            PURSUANT TO THE OFFERING CIRCULAR DATED OCTOBER 29, 2002

     This Notice of Guaranteed Delivery relates to the offer (the "Exchange Offer") of Fedders Corporation ("Fedders") to exchange (the "Exchange Offer")
0.14 shares of Series A Cumulative Preferred Stock, par value $0.01 per share, of Fedders ("Series A Cumulative Preferred Stock") for each share of Fedders' currently outstanding Common Stock, par value $0.01 per share (CUSIP No. 313135501) ("Common Stock"). Subject to the terms and conditions of the Exchange Offer, Fedders will issue up to 2,100,000 shares of Series A Cumulative Preferred Stock in exchange for up to 15,000,000 shares of Common Stock, representing approximately 50% of the outstanding number of shares of the Common Stock, to the extent such shares of Common Stock are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. If more than 15,000,000 shares of Common Stock are tendered, Fedders will purchase from each tendering holder of Common Stock a number of shares of Common Stock on a pro rata basis. Fedders is expecting to announce any final proration factor within about seven business days after the expiration date. No fractional shares of Series A Cumulative Preferred Stock will be issued in the Exchange Offer. Instead, you will be paid cash in lieu of any fractional share to which you would otherwise be entitled. If you hold fewer than 100 shares of Common Stock and tender all of these shares for exchange, all of your shares will be accepted for exchange without proration if the Exchange Offer is completed. For a more detailed description of the Series A Cumulative Preferred Stock Fedders is proposing to issue in the Exchange Offer, please see the section of the Offering Circular titled "Description of Capital Stock." The Exchange Offer is conditioned upon the exchange of at least 5,000,000 shares of Common Stock. You must use this Notice of Guaranteed Delivery, or one substantially equivalent to this form, to accept the Exchange Offer if you are a registered holder of shares of Common Stock and wish to tender any shares of Common Stock, but (1) the certificates for the shares of Common Stock are not immediately available, (2) time will not permit your certificates for the shares of Common Stock or other required documents to reach American Stock Transfer and Trust, as exchange agent (the "Exchange Agent"), before 5:00 p.m., New York City time, on November 27, 2002 (or any such later date and time to which the Exchange Offer may be extended (the "Expiration Date")). You may effect a tender of your shares of Common Stock if (a) the tender is made through an Eligible Guarantor Institution (as defined in the Offering Circular under the title "The Exchange Offer - Procedures for Tendering Common Stock"); (b) prior to the Expiration Date, the Exchange Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the number of shares of Common Stock you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery (these documents may be sent by overnight courier, registered or certified mail or facsimile transmission); (c) you guarantee that within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered shares of Common Stock, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, will be deposited by the Eligible Guarantor Institution with the Exchange Agent; and
(d) the Exchange Agent receives the certificates for all physically tendered shares of Common Stock, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein have the meanings assigned to them in the Offering Circular.

      Delivery To: American Stock Transfer & Trust Company, Exchange Agent

 By Regular or Certified Mail:        By Overnight Courier:                  By Hand:
    American Stock Transfer          American Stock Transfer          American Stock Transfer
        & Trust Company                  & Trust Company                  & Trust Company
        59 Maiden Lane                   59 Maiden Lane                   59 Maiden Lane
          Plaza Level                      Plaza Level                      Plaza Level
      New York, NY 100038              New York, NY 100038              New York, NY 100038
 (registered or certified mail            By Facsimile:
         recommended)                  (Eligible Guarantor
                                       Institutions Only)
                                         (718) 236-2641
                                     To Confirm by Telephone
                                    or for Information Call:
                                         (800) 937-5449

     DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     Subject to the terms and conditions set forth in the Offering Circular and the accompanying Letter of Transmittal, the undersigned hereby tenders to Fedders Corporation the number of shares of Common Stock set forth below pursuant to the guaranteed delivery procedure described in the Offering Circular under the title "The Exchange Offer -- Guaranteed Delivery Procedures."

Number of shares of Common Stock tendered:

--------------------------------------------------------------------------------

 Certificate Nos. (if available):

--------------------------------------------------------------------------------

 Total number of shares represented by Common Stock certificate(s):

--------------------------------------------------------------------------------

     ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

                                PLEASE SIGN HERE

X
--------------------------------------------------
-------------------------------

X
--------------------------------------------------
-------------------------------
  Signature(s) of Owner(s)                                     Date
  or Authorized Signatory

Area Code and Telephone Number: (     )

Must be signed by the holder(s) of shares of Common Stock as their name(s) appear(s) on certificates for the shares of Common Stock or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):      ------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------
Capacity:     ------------------------------------------------------------
Address(es):  ------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Guarantor Institution, hereby guarantees that the certificates representing the number of shares of Common Stock tendered hereby in proper form for transfer pursuant to the procedures set forth in the Offering Circular under the title "The Exchange Offer -- Guaranteed Delivery Procedures," together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three NYSE trading days after the Expiration Date.

                 Name of Firm                      -----------------------------------------------
  ------------------------------------------                    AUTHORIZED SIGNATURE

                    Address                                             Title
-----------------------------------------------    -----------------------------------------------

-----------------------------------------------                         Name:
                                       ZIP CODE    -----------------------------------------------
                                                               (PLEASE TYPE OR PRINT)

            Area Code and Tel. No.                 Dated:
        -------------------------------            -----------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF COMMON STOCK WITH THIS FORM.
      CERTIFICATES FOR CONVERTIBLE NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.